Exhibit 10.6

RANI THERAPEUTICS, LLC

2016 EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Equity Incentive Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Managers, Consultants and other individuals who provide services to or for the benefit of the Company, as determined by the Administrator, and to promote the success of the Company’s business. The Plan permits the grant of Options, Profits Interests and Restricted Common Units.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 hereof.

(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, Profits Interests or Restricted Common Units.

(d) “Award Agreement” a written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Board” means the Board of Managers of the Company, as specified in the Operating Agreement.

(f) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a Section of the Code herein will be a reference to any successor or amended Section of the Code.

(g) “Committee” means a committee appointed by the Board in accordance with Section 4 hereof.

(h) “Common Unit” means a Common Unit (as defined in the Operating Agreement) in the Company, or in the event of a Trigger Event, means a share of common stock of the resulting corporation.

(i) “Company” means Rani Therapeutics, LLC, a California limited liability company.

(j) “Consultant” means any person who is engaged by the Company or a Subsidiary to render consulting or advisory services.

(k) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Exchange Program” means a program under which (i) outstanding Options are surrendered or cancelled in exchange for Options (which may have lower or higher exercise prices and different terms), awards of a different type, and/or cash, (ii) Optionees would have the opportunity to transfer any outstanding Options to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Option is reduced or increased. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(n) “Fair Market Value” means, as of any date, the value of Units determined in good faith by the Administrator.

(o) “Manager” will have the same meaning as defined in the Operating Agreement.

(p) “Member” will have the same meaning as defined in the Operating Agreement.

(q) “Operating Agreement” means the Second Amended and Restated Limited Liability Company Agreement of the Company, effective as of May 21, 2015, as amended from time to time. Any reference to a Section of the Operating Agreement herein will be a reference to any successor or amended Section of the Operating Agreement.

(r) “Option” means an option to purchase Common Units granted pursuant to the Plan.

(s) “Option Agreement” means a written or electronic agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(t) “Parent” means any entity in an unbroken chain of entities ending with the Company, if each of the entities other than the Company owns shares, or ownership interests possessing 50% or more of the total combined voting power of all classes of shares or ownership interests in one of the other entities in such chain.

(u) “Participant” means the holder of an outstanding Award.

(v) “Person” will have the same meaning as defined in the Operating Agreement.

(w) “Plan” means this 2016 Equity Incentive Plan.

(x) “Profits Interests” means a grant of Common Units pursuant to the Plan with a Profits Interest Threshold Amount fixed on the date of issuance in accordance with the Operating Agreement that is intended to qualify as a partnership profits interest for U.S. Federal Income tax purposes.

(y) “Profits Interest Threshold Amount” has the meaning set forth in the Operating Agreement.

(z) “Restricted Common Unit” means a grant of a Common Unit issued pursuant to a Restricted Unit Award Agreement pursuant to the Plan.

(aa) “Restricted Unit Award Agreement” means a written or electronic agreement between the Company and a Participant evidencing the terms and conditions of an individual Restricted Unit. The Restricted Unit Award Agreement is subject to the terms and conditions of the Plan.

(bb) “Section 409A” means Section 409A of the Code, and the final regulations and any other guidance issued thereunder or any state law equivalent.

(cc) “Securities Act” means the Securities Act of 1933, as amended.

(dd) “Service Provider” means a Manager, Consultant or other individual who, in the discretion of the Board, provides services to the Company (or indirectly through another Person, for the benefit of the Company), in such Person’s capacity as such.

(ee) “Subsidiary” means any entity in an unbroken chain of entities beginning with the Company, if each of the entities other than the last entity in the chain owns shares or ownership interests possessing 50% or more of the total combined voting power of all classes of shares or ownership interests in one of the other entities in such chain.

(ff) “Trigger Event” means the consummation of the conversion of the Company or its business into a corporation.

(gg) “Unit” means a Common Unit or share of the Company into which a Common Unit has been converted, as adjusted in accordance with Section 13 below.

3. Units Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Units that may be subject to Awards and sold under the Plan is 10,850,000 Units. The Units may be authorized, but unissued, or reacquired Common Units. The Company, during the term of this Plan, will at all times reserve and keep available such number of Units as will be sufficient to satisfy the requirements of the Plan.

If an Award expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Exchange Program, the unpurchased Units which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Units that have actually been issued under the Plan will not be returned to the Plan and will not become available for future distribution under the Plan, except that if unvested Units are repurchased by the Company or are forfeited to the Company due to the failure to vest, such Units will become available for future grant under the Plan.

4. Administration of the Plan.

(a) Procedure. The Board or a Committee appointed by the Board will administer the Plan. Any such Committee will be constituted to comply with Applicable Laws and the Operating Agreement.

(b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the Operating Agreement and the approval of any relevant authorities, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers and such other individuals to whom Awards may from time to time be granted hereunder;

(iii) to determine the number of Units to be covered by each such Award granted hereunder;

(iv) to approve forms of Award Agreement for use under the Plan;

(v) to determine the terms and conditions of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Units relating thereto, based in each case on such factors as the Administrator will determine;

(vi) to institute an Exchange Program;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(viii) to construe and interpret the terms of the Plan and Awards granted under the Plan;

(ix) to modify or amend each Award (subject to Section 18(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options and the maximum term Options (subject to Section 6(a) of the Plan);

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator; and

(xi) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator will be final and binding on all Participants and will be made in conformity in all respects with the Operating Agreement.

5. Eligibility. Awards may be granted to Service Providers as the Administrator may determine.

6. Options.

(a) Term of Option. The term of each Option will be stated in the Option Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof.

(b) Option Exercise Price and Consideration.

(i) The Administrator will determine the per unit exercise price for the Units to be issued pursuant to exercise of an Option, provided, however, that the per Unit exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Unit on the date of grant.

(ii) The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of: (1) cash; (2) check; (3) other Units, provided that such Units have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Units as to which such Option will be exercised and provided further that accepting such Units will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (4) consideration received by the Company under cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (5) such other consideration and method of payment for the issuance of Units to the extent permitted by Applicable Laws, or (6) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator will consider if acceptance of such consideration may be reasonably expected to benefit the Company.

(c) Exercise of Option.

(i) Procedure for Exercise; Rights as a Member. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Unit.

An Option will be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Units with respect to which the Option is exercised (together with any applicable withholding taxes that may arise upon such exercise). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Units issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Optionee, in the name of the Participant and his or her spouse. Until the Units are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive allocations of profits or losses or any other rights as a Member will exist with respect to the Units, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Units promptly after the Option is exercised. No adjustment will be made for an allocation of profit or loss or other right for which the record date is prior to the date the Units are issued, except as provided in Section 12 of the Plan. A Participant will only be entitled to prospective allocations of profit or loss upon issuance of Units pursuant to an Option exercise.

Exercise of an Option in any manner will result in a decrease in the number of Units thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Units as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon termination as the result of the Participant’s death or Disability, such Participant may exercise his or her Option within thirty (30) days of termination, or such longer period of time as specified in the Option Agreement, to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). Unless the Administrator provides otherwise, if on the date of termination the Participant is not vested as to his or her entire Option, the Units covered by the unvested portion of the Option will revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Units covered by such Option will revert to the Plan.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within six (6) months of termination, or such longer period of time as specified in the Option Agreement, to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). Unless the Administrator provides otherwise, if on the date of termination the Participant is not vested as to his or her entire Option, the Units covered by the unvested portion of the Option will revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Units covered by such Option will revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within six (6) months following the Participant’s death, or such longer period of time as specified in the Option Agreement, to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. If, at the time of death, the Participant is not vested as to his or her entire Option, the Units covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Units covered by such Option will revert to the Plan.

7. Profits Interests.

(a) Profits Interest Agreement. Subject to the terms of the Plan and the Operating Agreement, the Administrator may grant Profits Interests in such amounts as the Administrator, in its sole discretion, will determine. Each Profits Interest grant will be evidenced by a Profits Interest Agreement that will specify the number of Units that are being granted as Profits Interests, the Profits Interest Threshold Amount, the vesting schedule, if any, applicable to the Profits Interest grant, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(b) Forfeiture. If a Participant’s status as a Service Provider is terminated for any reason by the Participant or the Company before the Profits Interests have vested, unless otherwise determined by the Administrator or unless otherwise provided in the Profits Interest Agreement, the Participant will forfeit all non-vested Profits Interests to the Company for no consideration without further action by the Company.

(c) Rights as a Member. Each Participant granted a Profits Interest Award shall agree to be bound by and comply with the terms of the Operating Agreement.

(d) Payment. Unless otherwise determined by the Administrator, no amount shall be paid to the Company for the grant of Profits Interests.

8. Restricted Common Units.

(a) Grant. Restricted Common Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Common Units, it will advise the Participant in a Restricted Unit Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Common Units.

(b) Vesting Criteria and Other Terms. Restricted Common Units may be granted fully vested or may be subject to vesting criteria established by the Administrator in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Common Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Administrator in its discretion.

(c) Earning Restricted Common Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Common Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Form and Timing of Payment. Payment of earned Restricted Common Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. Restricted Common Units will be settled through the issuance of Units.

(e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Common Units will be forfeited to the Company.

9. Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

10. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not terminate service in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary.

11. Limited Transferability of Awards. Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Participant, only by the Participant. If the Administrator in its sole discretion makes an Award transferable, such Award may only be transferred (i) by will, (ii) by the laws of descent and distribution, or (iii) as permitted by Rule 701 of the Securities Act.

12. Trigger Event. Subject to the provisions of the merger, reorganization or other agreement setting forth the terms of a direct exchange, merger or other reorganization transaction, upon a Trigger Event, all Awards granted under the Plan will be exchanged for or converted into, in such transaction, options to acquire shares of the resulting corporation’s common stock of which the base amount on which compensation is measured is determined by reference to the value of the resulting corporation’s common stock with terms substantially equivalent to the terms of the options, as the case may be, they are intended to replace.

13. Adjustments; Liquidity Event.

(a) Adjustments. Subject to any required action by the Members of the Company, in the event of any split, reverse split, dividend, recapitalization, combination, reclassification, reorganization, merger, consolidation, split-up, spin-off, repurchase, exchange of Units or other securities of the Company, other distribution of Units or other securities of the Company without the receipt of consideration by the Company, or other change in the corporate structure of the Company affecting the Units occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Units that may be delivered under the Plan and/or the number, class, and price of Units covered by each outstanding Award; provided, however, that the Administrator will make adjustments to an Award required by Section 25102(o) of the California Corporations Code to the extent the Company is relying upon the exemption afforded thereby with respect to an Award.

(b) Merger or Liquidation Event. In the event that the Company is subject to a merger or Liquidation Event, outstanding Awards shall be subject to the agreement governing the merger or Liquidation Event and the Operating Agreement. The agreement governing the merger or Liquidity Event shall provide for one or more of the following:

(c) The continuation of such outstanding Awards by the Company (if the Company is the surviving corporation).

(d) The assumption, or substitution of substantially equivalent Awards, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments to the number and kind of equity interests and prices, with appropriate reduction to the Common Unit exchange ratio applicable to Profits Interests to reflect the applicable Profits Interest Threshold Amounts.

(e) The full or partial vesting of unvested Awards, or the full or partial cancellation of unvested Awards without consideration, in each case upon on the closing of the merger or Liquidation Event.

(f) The cancellation or redemption of outstanding Awards in exchange for a payment, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant rights as of the date of the occurrence of the transaction. Such payment may be made in the form of cash, cash equivalents, or securities of the surviving entity or its parent with a fair market value equal to the amount distributable or deemed distributable in the merger or Liquidity Event. Such payment may be subject to vesting based on the Participant’s continuing service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Award would have vested. If no amounts would be distributable to such Award holder and/or if such Award is unvested, then such Award may be cancelled without making a payment to the Participant.

(g) Amounts of cash or other consideration from a sale of assets of the Company or a Subsidiary constituting a Liquidity Event otherwise distributable to a Common Unit holder shall be reduced by the Profits Interest Threshold Amount attributable to each such Profits Interest receiving such distribution.

14. Tax Withholding.

(a) Withholding Requirements. Prior to the delivery of any Units or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash,

(ii) electing to have the Company withhold otherwise deliverable Units having a Fair Market Value equal to the minimum statutory amount required to be withheld, (iii) delivering to the Company already-owned Units having a Fair Market Value equal to the statutory amount required to be withheld, provided the delivery of such Units will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, or (iv) selling a sufficient number of Units otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Units to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

15. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider, nor interfere in any way with the Participant’s or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

16. Date of Grant. The date of grant of an Award will, for all purposes, be the date on which the Administrator makes the determination granting such Award, or such later date as the Administrator may determine. Notice of the determination will be provided to each Service Provider to whom an Award is so granted within a reasonable time after the date of such grant.

17. Term of Plan. The Plan will become effective upon its adoption by the Board. Unless sooner terminated under Section 18, it will continue in effect for a term of ten (10) years from the later of (a) the effective date of the Plan, or (b) the earlier of the most recent Board or Member approval of an increase in the number of Units reserved for issuance under the Plan.

18. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b) Member Approval. The Company will obtain Member approval of any Plan amendment to the extent necessary and desirable to comply with the Operating Agreement and Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

19. Conditions Upon Issuance of Units.

(a) Legal Compliance. Units will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Units will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Units are being purchased only for investment and without any present intention to sell or distribute such Units if, in the opinion of counsel for the Company, such a representation is required.

20. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Units hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Units as to which such requisite authority will not have been obtained.

21. Member Approval. The Plan will be subject to approval by the Members of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such Member approval will be obtained in the manner and to the degree required under Applicable Laws.